Exhibit 10(a)

Form of Performance Share Award Agreement for Grants on or after February 26, 2013

Brackets identify provisions that may vary depending on the particular grant, grant recipient and/or other relevant factor.

WELLS FARGO & COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Name:	Grant Date:

I.D. Number:	Target Award Number of Performance Shares:

1.	Award. Wells Fargo & Company (the “Company”) has awarded you Performance Shares to provide an incentive for you to remain in the Company’s employment and provide valuable services to the Company. The target number of Performance Shares (“Target Award Number”) awarded you [if award agreement posted on plan administrator’s website: is identified as the “Total Granted” on the acknowledgement screen for your grant on this website] [if award agreement not posted: is set forth above]. The Target Award Number is subject to upward and downward adjustments based on Company performance during the [performance period] (the “Performance Period”) as set forth on Exhibit A. The “Final Award Number” is the number of Performance Shares awarded to you under this Award Agreement after adjusting the Target Award Number in accordance with Exhibit A. This Award Agreement also grants Performance Shares with respect to dividend equivalents as provided in paragraph 4. Each Performance Share entitles you to receive one share of Wells Fargo & Company common stock (“Common Stock”) contingent upon earning such Performance Share based on the Company performance criteria set forth on Exhibit A, vesting as set forth in paragraph 2 and subject to the other terms and conditions set forth in the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and this Award Agreement, including [the performance conditions in paragraph 8], Exhibits A and B hereto and the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, and Non-Solicitation.

2.	Vesting. Except as otherwise provided in this Award Agreement, the Final Award Number of Performance Shares will vest in full on the Determination Date as set forth on Exhibit A (“Determination Date”). Shares of Common Stock will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. You will have no rights as a stockholder of the Company with respect to your Performance Shares (including any Performance Shares with respect to dividend equivalents as provided below) until settlement. However, you may be entitled to dividend equivalents as set forth in paragraph 4. Except as otherwise provided in the Plan or this Award Agreement, vested Performance Shares will be settled and distributed in shares of Common Stock on [applicable date].

3.	Termination.

(a)	If prior to [end of Performance Period or other applicable date] you cease to be an Employee due to your death, the Target Award Number of Performance Shares under this Award Agreement after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which you die (and any Performance Shares with respect to dividend equivalents as provided below), and will immediately vest upon the date of your death and will be distributed to your Beneficiary in shares of Common Stock on the January 2 following the year in which you die. If you cease to be an Employee due to your death on or after [end of Performance Period or other applicable date] and prior to the Determination Date, the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will vest upon the Determination Date and will be distributed to your Beneficiary on [applicable date].

(b)

If prior to the Determination Date you have an involuntary Separation from Service other than for Cause due to (i) application of the Company’s Extended Absence Policy (as in effect as of the Grant Date) in connection with a Disability, (ii) your displacement and receipt of an immediate lump sum severance benefit, placement on a Salary Continuation Leave of Absence or placement on another leave of absence associated with your displacement which will result in your receipt of a severance benefit in connection with that leave, or (iii) the Company or an Affiliate entering into a corporate transaction with another company (the “buyer”) (including a transaction where the buyer acquires all or any portion of the assets, stock or operations of the Company or Affiliate) and pursuant to the terms of the transaction your continuing in employment with the buyer after completion of the transaction, then the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will vest upon the Determination Date and will be distributed to you (or your Beneficiary if you have died before such distribution) in shares of Common Stock on [applicable date], [subject to the performance conditions in paragraph 8 below]. For purposes of this Award, the term “Separation from Service” is determined by the Company in accordance with Section 409A (as defined in paragraph 12 below) and in accordance with the definition set forth on Exhibit B to this Award Agreement, which definition is incorporated by reference herein. For purposes of this Award, the terms “Cause” and “Disability” are defined as set forth on Exhibit B to this Award Agreement, which definitions are incorporated by reference herein. Notwithstanding the foregoing, if you die following any such involuntary Separation from Service and prior to [end of Performance Period or other applicable date], the Target Award Number of Performance Shares under this Award Agreement after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which you die (and any Performance Shares with respect to dividend equivalents as provided below) will immediately vest and will be distributed to your Beneficiary in accordance with paragraph 3(a) above.

(c)	If prior to the Determination Date, the Affiliate that employs you incurs a Change in Control and you do not continue employment with the Company or another Affiliate immediately after the Change in Control, then the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will continue to vest upon the Determination Date and will be distributed to you (or your Beneficiary if you have died before such distribution) in shares of Common Stock on [applicable date], subject to the conditions and restrictions in paragraphs 7 [and 8] below. For purposes of this Award, the term “Change in Control” is defined as set forth on Exhibit B to this Award Agreement, which definition is incorporated by reference herein. Notwithstanding the foregoing, if you die following such event and prior to [end of Performance Period or other applicable date], the Target Award Number of Performance Shares under this Award Agreement after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which you die (and any Performance Shares with respect to dividend equivalents as provided below) will immediately vest and will be distributed to your Beneficiary in accordance with paragraph 3(a) above.

(d)

If prior to the Determination Date you have a Separation from Service and you have satisfied the definition of Retirement under the Plan on your Separation from Service date or following your Separation from Service date you satisfy the definition of Retirement at the end of an approved leave of absence not to exceed six months, the Final Award Number of Performance Shares under this Award Agreement (and any Performance Shares with respect to dividend equivalents as provided below) will continue to vest upon the Determination Date and will be distributed to you (or your Beneficiary if you have died before such distribution) in shares of Common Stock on [applicable date] subject to the conditions and restrictions in paragraphs 7, [8] and 9 below, and provided that beginning immediately after you cease to be an Employee and continuing until the vesting date you satisfy each of the following conditions (“vesting conditions”): (i) you comply with the terms of the attached Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, and Non-Solicitation, which agreement is incorporated by reference herein, (ii) you do not express any derogatory or damaging statements about the Company or any Affiliate, the management or the board of directors of the Company or any Affiliate, the products, services or the business condition of the Company or any Affiliate in any public way or to anyone who could make those statements public, and (iii) you do not perform services as an officer, director, employee, consultant or otherwise for any business which is in competition with any line of business of the Company or any Affiliate for which you had executive responsibilities while you were employed by the Company or any Affiliate (including predecessors thereof) and which does business in any location in the geographic footprint of the Company or any Affiliate in which you had executive responsibilities. Notwithstanding the foregoing, if you die following your Retirement and prior to [end of Performance Period or other applicable date] and have satisfied the vesting conditions set forth above through your date of death, the Target Award Number of Performance Shares under this Award Agreement after giving effect to any Net Operating Loss adjustments determined in accordance with Exhibit A for any years in the Performance Period completed prior to the year in which you die (and any Performance Shares with respect to dividend equivalents as provided below) will immediately vest and will be distributed to your Beneficiary in accordance with paragraph 3(a) above.

(e)	If you incur a Separation from Service other than for a reason described in paragraph 3(a), 3(b), 3(c) or 3(d), or you fail to comply with any applicable vesting condition (including the vesting conditions set forth in paragraph 3(d)), any then unvested Performance Shares awarded hereby (including any Performance Shares with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited. For avoidance of doubt, a “Separation from Service other than as described in paragraph 3(a), 3(b), 3(c) or 3(d)” includes, without limitation, a voluntary Separation from Service that does not constitute a Retirement and an involuntary Separation from Service for Cause.

4.	Dividend Equivalents. [During the period beginning on the Grant Date and ending on the date the Performance Shares vest or are forfeited or cancelled, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Performance Shares based on the amount or number of shares that would have been paid on the Final Award Number of Performance Shares (or the NOL Adjusted Target Award Number of Performance Shares as applicable under paragraphs 3(a), 3(b), 3(c) and 3(d)) had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to such additional Performance Shares, to be determined in the same manner. Performance Shares granted with respect to dividend equivalents will be subject to the same vesting schedule and other terms and conditions as the underlying Performance Shares, including the Company’s right of recoupment or forfeiture, and will be distributed in shares of Common Stock when, and if, the underlying Performance Shares are settled and distributed.] [During the period beginning on the Grant Date and ending on the date the Performance Shares vest or are forfeited or cancelled, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will receive cash payments based on and payable at approximately the same time as the cash dividend that would have been paid on the [applicable base amount] had they been issued and outstanding shares of Common Stock as of the record date for the dividend. Cash payments will be net of federal, state and local withholding taxes.] [During the period beginning on the Grant Date and ending on the date the Performance Shares vest and are distributed, or are forfeited or cancelled, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will not be entitled to receive any dividend equivalents or cash payments in respect of such dividend.]

5.	Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements. In addition, the Company may withhold from your compensation any and all applicable federal, state, local, foreign and employment-related taxes in the event all or a portion of the Performance Shares are treated as taxable prior to or other than on the vesting date set forth in paragraph 2 above and the number of shares of Common Stock otherwise issuable is insufficient to satisfy such tax withholding obligations and employment-related tax requirements.

6.	Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

7.	Other Restrictions; Amendment. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. Subject to paragraphs 12 and 13 below, the Committee may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee deems it necessary or advisable to comply with applicable laws, rules and regulations. This Award is subject to any applicable recoupment or “clawback” policies of the Company, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations.

8.	[Performance Conditions. This Award is fully conditioned on and subject to performance adjustments, which include the right of the Committee to cancel all or any unpaid portion of an Award, if the Committee determines in its sole discretion that:

¡	You engage in misconduct which has or might reasonably be expected to have reputational or other harm to the Company or any conduct that constitutes Cause;
¡	You engage in misconduct or commit a material error that causes or might reasonably be expected to cause significant financial or reputational harm to the Company or your business group;
¡	The Award was based on materially inaccurate performance metrics, whether or not you were responsible for the inaccuracy;
¡	You improperly or with gross negligence, including in a supervisory capacity, fail to identify, escalate, monitor, or manage, in a timely manner and as reasonably expected, risks material to the Company or your business group; or
¡	The Company or your business group suffers a material downturn in its financial performance or suffers a material failure of risk management.

The Committee may consider any factors it determines necessary or appropriate for purposes of making a determination whether a performance adjustment is appropriate and the amount of the adjustment based on the particular facts and circumstances. All determinations by the Committee will be final and binding.]

9.	[Stock Ownership Provision. If you are an Executive Officer of the Company or a member of its Operating Committee, as a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon vesting and settlement of this Award. If you are not an Executive Officer or member of the Operating Committee, you are expected to hold that number of shares while employed by the Company or any Affiliate.]

10.	Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement or by reference to another document are used as defined in the Plan. If the Plan and this Award Agreement conflict, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

11.	No Employment Agreement. Neither the award to you of the Performance Shares nor the delivery to you of this Award Agreement or any other document relating to the Performance Shares will confer on you the right to continued employment with the Company or any Affiliate. You understand that your employment with the Company or any Affiliate is “at will” and nothing in this document changes, alters or modifies your “at will” status or your obligation to comply with all policies, procedures and rules of the Company, as they may be adopted or amended from time to time.

12.	Section 409A. This Award is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations or other binding guidance thereunder (“Section 409A”). Accordingly, all provisions included in this Award Agreement, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan or this Award Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award.

13.	Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service with the Company for any reason, the Company determines that you are a “Specified Employee” as defined in Section 409A and in accordance with the definition set forth on Exhibit B to this Award Agreement, which definition is incorporated by reference herein, your Performance Shares, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such Separation from Service, or, if earlier, upon your death.

14.	No Fractional Shares. The number of Performance Shares to be distributed to you under this Award Agreement will be rounded down to the nearest whole share.

15.	Severability and Judicial Modification. If any provision of this Award Agreement is held to be invalid or unenforceable under pertinent state law or otherwise or Wells Fargo elects not to enforce such restriction, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Agreement and all other provisions shall remain valid and enforceable.

16.	Applicable Law. This Award Agreement and the award of Performance Shares evidenced hereby will be governed by, and construed in accordance with the laws of the state of Delaware (without regard to their choice-of-law provisions), except to the extent Federal law would apply.

17.	Electronic Delivery and Acceptance. The Company is electronically delivering documents related to current or future participation in the Plan and is requesting your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the current plan administrator’s on-line system, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

[Insert requirement to acknowledge and accept grant terms]

WELLS FARGO & COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Exhibit A to Performance Share Award Agreement

This Exhibit A sets forth the manner in which the Final Award Number will be determined.

Definitions

Capitalized terms used but not defined herein (including, but not limited to, Return on Realized Common Equity) shall have the same meanings assigned to them in the Plan and the Award Agreement. In addition, the following terms used in the text of this Exhibit A shall have the meanings set forth below:

“Average Return on Realized Common Equity” means for each of the Financial Performance Group Companies the sum of such company’s Return on Realized Common Equity for each of the 12-month periods ending [applicable dates during the Performance Period or during other applicable period], which sum is then divided by [applicable divisor], rounded to two decimals.

“Company Return on Realized Common Equity Ranking” means the rank of the Company’s Average Return on Realized Common Equity relative to the Average Return on Realized Common Equity achieved by each of the other Financial Performance Group Companies.

“Final Award Number Percentage” means the “Final Award Number Percentage” determined in accordance with the Determination of Final Award Number section of this Exhibit A.

“Financial Performance Group Companies” means, in addition to the Company, the companies listed below provided that any such company for which financial data as of [end of Performance Period or other applicable date], is not publicly available shall be eliminated as a Financial Performance Group Company.

[Financial Performance Peer Group Companies]

“Net Operating Loss” means for any year in the Performance Period a loss that results from adjusting a net loss as reported in the Company’s consolidated financial statements to eliminate the effect of the following items, each determined based on generally accepted accounting principles: (1) losses resulting from discontinued operations; (2) extraordinary losses; (3) the cumulative effect of changes in generally accepted accounting principles; and (4) any other unusual or infrequent loss which is separately identified and quantified.

Determination of Final Award Number

Net Operating Loss Adjustments. If the Company incurs a Net Operating Loss for any year in the Performance Period, the Target Award Number will be reduced by one-third for each such year, effective upon certification by the Committee of a Net Operating Loss for such year. The Target Award Number after giving effect to each such Net Operating Loss adjustment is referred to herein as the “NOL Adjusted Target Award Number.” If the Company does not incur a Net Operating Loss in any year in the Performance Period, your NOL Adjusted Target Award Number will be the same as your Target Award Number.

RORCE Adjustment. The NOL Adjusted Target Award Number will be adjusted upward or downward depending on the Company’s Average Return on Realized Common Equity performance over the Performance Period as follows:

1.	Absolute RORCE. If the Company Average Return on Realized Common Equity is equal to or greater than [applicable %], your Final Award Number will be determined by multiplying the NOL Adjusted Target Award Number by [applicable %]. If the Company Average Return on Realized Common Equity is less than [applicable %], your Final Award Number will be [applicable % or other applicable number].

2.	Relative RORCE. If the Company Average Return on Realized Common Equity is less than [applicable %] but equal to or greater than [applicable %], the Final Award Number will be determined by the Company Return on Realized Common Equity Ranking in accordance with the chart below to calculate your Final Award Number of Performance Shares. The Final Award Number of Performance Shares will be determined by multiplying (i) the Final Award Number Percentage (rounded to the nearest whole percent) by (ii) your NOL Adjusted Target Award Number. Each Final Award Number Percentage in the chart below will be based on the Company Return on Realized Common Equity Ranking in each quartile among the Financial Performance Group Companies and apply to the lowest ranking percentile in each quartile that is equal to or greater than the Company Return on Realized Common Equity Ranking percentile shown.

Company Return on Realized Common Equity Ranking	Final Award Number Percentage	Final Award Number of Performance Shares
[applicable ranking]	[applicable %]	[applicable %] x NOL Adjusted Target Award Number
[applicable ranking]	[applicable %]	[applicable %] x NOL Adjusted Target Award Number
[applicable ranking]	[applicable %]	[applicable %] x NOL Adjusted Target Award Number
—	[applicable %]	[applicable %] x NOL Adjusted Target Award Number

If the Company Return on Realized Common Equity Ranking is [applicable ranking range], the Final Award Number Percentage shall be interpolated on a straight-line basis between [applicable percentage range] and the Final Award Number of Performance Shares shall be interpolated on a corresponding straight-line basis between [applicable percentage range] of the NOL Adjusted Target Award Number.

If the Company Return on Realized Common Equity Ranking is [applicable ranking range], the Final Award Number Percentage shall be interpolated on a straight-line basis between [applicable percentage range] and the Final Award Number of Performance Shares shall be interpolated on a corresponding straight-line basis between [applicable percentage range] of the NOL Adjusted Target Award Number.

If the Company does not have the lowest Average Return on Realized Common Equity among the Financial Performance Group Companies and the Company Return on Realized Common Equity Ranking is [applicable ranking range], the Final Award Number Percentage shall be interpolated on a straight-line basis between [applicable percentage range] and the Final Award Number of Performance Shares shall be interpolated on a straight-line basis between [applicable percentage range] of the NOL Adjusted Target Award Number.

In no event shall the Final Award Number Percentage be greater than [applicable percentage] nor shall the Final Award Number of Performance Shares be greater than [applicable percentage] of the NOL Adjusted Target Award Number.

As provided in paragraph 4, you will be entitled to receive Performance Shares with respect to dividend equivalents on the Final Award Number (or the Target Award Number, as applicable and as may be adjusted under paragraphs 3(a), 3(b), 3(c) and 3(d)) to determine the total number of Performance Shares that will be distributed to you upon settlement.

[alternative performance criteria and/or adjustments to determine Final Award Number of Performance Shares]

Committee Determination

The Committee shall determine the Final Award Number of Performance Shares after the end of the Performance Period and not later than [applicable date] and the date the Committee makes such determination is referred to in this Award as the “Determination Date.” The Committee shall make all determinations in calculating the Final Award Number of Performance Shares and the Committee’s determination shall be binding.

WELLS FARGO & COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Exhibit B to Performance Share Award Agreement

Cause

“Cause” means your termination of employment by the Company arising from or on or after (1) the continued failure by you to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under Wells Fargo’s fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Ethics and Business Conduct, Information Security Policies and Compliance and Risk Management Accountability Policy.

Change in Control

“Change in Control” means a change in the ownership or effective control of the Company or the Affiliate that employs you, or in the ownership of a substantial portion of the assets of the Company or the Affiliate that employs you within the meaning of Treas. Reg. section 1.409A-3(i)(5) as determined by the Company.

Disability

You will be considered to a have a “Disability” if you are receiving income replacement benefits for a period of not less than three months under the Company’s long-term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Separation from Service

A “Separation from Service” occurs upon your death, retirement or other termination of employment or other event that qualifies as a “separation from service” under Internal Revenue Code Section 409A and the applicable regulations thereunder as in effect from time to time. The Company shall determine in each case when a Separation from Service has occurred, which determination shall be made in a manner consistent with Treasury Regulation Section 1.409A-1(h). The Company shall determine that a Separation from Service has occurred as of a certain date when the facts and circumstances indicate that the Company (or an Affiliate, if applicable) and you reasonably anticipate that, after that date, you will render no further services, or your level of bona fide services (either as an employee or independent contractor) will permanently decrease to a level that is 20% or less than the average level of your bona fide services (either as an employee or independent contractor) previously in effect for you over the immediately preceding 36-month period (or your entire period of service, if you have been providing services for less than 36 months).

The following presumptions shall also apply to all such determinations:

(1)	Transfers. A Separation from Service has not occurred upon your transfer of employment from the Company to an Affiliate or vice versa, or from an Affiliate to another Affiliate.

(2)	Medical leave of absence. Where you have a medical leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the earlier of: (A) the first day on which you would not be considered “disabled” under any disability policy of the Company or Affiliate under which you are then receiving a benefit; or (B) the first day on which your medical leave of absence period exceeds 29 months.

(3)	Military leave of absence. Where you have a military leave of absence, and you have not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the day next following the last day on which you are entitled to reemployment rights under USERRA.

(4)	Salary continuation leave. A Separation from Service has occurred on the first day of your salary continuation leave taken under the Company’s salary continuation leave program.

(5)	Other leaves of absence. In the event that you are on a bona fide leave of absence, not otherwise described in this definition, from which you have not returned to employment with the Company or an Affiliate, your Separation from Service has occurred on the first day on which your leave of absence period exceeds six months or, if earlier, upon your termination of employment (provided that such termination of employment constitutes a Separation from Service in accordance with the last sentence of the first paragraph of this definition).

(6)	Asset purchase transaction. If, in connection with the sale or other disposition of substantial assets (such as a division or substantially all assets of a trade or business) of the Company or an Affiliate to an unrelated buyer, you become an employee of the buyer or an affiliate of the buyer upon the closing of or in connection with such transaction, a Separation from Service has not occurred if the Company and the buyer have specified that such transaction will not, with respect to any individual affected by such transaction who becomes an employee of the buyer or an affiliate, be considered a “separation from service” under Treasury Regulation Section 1.409A-1(h), and such specification meets the requirements of Treasury Regulation Section 1.409A-1(h)(4).

Specified Employee

A “Specified Employee” means:

(1)	Any Participant who is a “key employee” under Internal Revenue Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Internal Revenue Code Section 416(i)(5)) at any time during the 12-month period ending on the specified employee identification date. For purposes of determining “key employee” status under Internal Revenue Code Section 416(i)(1)(A)(i), except as required under such provision and the regulations thereunder, the term “officer” shall refer to an employee of the Company or an Affiliate with the title Senior Vice President or above, and

(2)	Any participant who served as a member of the Company’s Management Committee at any time during the 12-month period ending on the specified employee identification date.

For purposes of applying Internal Revenue Code section 409A, the “specified employee identification date” is each December 31. Any person described in (1) or (2) above on a specified employee effective date shall be treated as a Specified Employee for the entire 12-month period beginning on the following April 1.

Notwithstanding the above, in the event of a corporate transaction to which the Company or an Affiliate is a party, the Company may, in its discretion, establish a method for determining Specified Employees pursuant to Treasury Regulation Section 1.409A-1(i)(6).

Wells Fargo Agreement

Regarding Trade Secrets, Confidential Information, and Non-Solicitation

I. Introduction

In consideration for the Performance Share Award granted to me by Wells Fargo & Company on February 26, 2013, on the terms and conditions contained in the Performance Share Award Agreement (“Performance Share Award Agreement”), I acknowledge that the nature of my employment with and performance of services for Wells Fargo & Company and its affiliates (the “Company”) permits me to have access to certain of its trade secrets and confidential and proprietary information and that such information is, and shall always remain, the sole property of the Company. Any unauthorized disclosure or use of this information would be wrongful and would cause the Company irreparable harm. Therefore, I agree as follows:

II. Trade Secrets and Confidential Information

During the course of my employment I have acquired, and will acquire, knowledge of the Company’s Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively referenced as “Confidential Information”). “Trade Secrets” are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:

•	the names, address, and contact information of the Company’s customers and prospective customers, as well as any other personal or financial information relating to any customer or prospect, including, without limitation, account numbers, balances, portfolios, maturity and/or expiration or renewal dates, loans, policies, investment activities, purchasing practices, insurance, annuity policies and objectives;
•	any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, costs, margins and mark-ups, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques, agent information and processes;
•	any other proprietary and/or confidential information relating to the Company’s customers, employees, products, services, sales, technologies, or business affairs.

I understand that Records of the Company also constitute Confidential Information and that my obligation to maintain the confidentiality thereof continues at all times during and after my employment. “Records” include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to me by the Company, or by any institution acquired by the Company, or compiled by me in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other device. These records do not become any less confidential or proprietary to the Company because I may commit some of them to memory or because I may otherwise maintain them outside of the Company’s offices.

I agree that Confidential Information of the Company is to be used by me solely and exclusively for the purpose of conducting business on behalf of the Company. I am expected to keep such Confidential Information confidential and not to divulge, use or disclose this information except for that purpose. If I resign or am terminated from my employment for any reason, I agree to immediately return to the Company all Records and Confidential Information, including information maintained by me in my office, personal electronic devices, and/or at home.

III. Non-Solicitation of Company’s Employees and Customers

I agree that for the period beginning on my termination date with the Company through the greater of (i) the period beginning on my termination date through the Determination Date as defined in the Performance Share Award Agreement or (ii) the one-year period following my termination date (“the Non-Solicitation Period”), I will not do any of the following, either directly or indirectly or through associates, agents, or employees:

a.	solicit, recruit or promote the solicitation or recruitment of any employee or consultant of the Company for the purpose of encouraging that employee or consultant to leave the Company’s employ or sever an agreement for services; or

b.	solicit, participate in or promote the solicitation of any of the Company’s clients, customers, or prospective customers with whom I had Material Contact and/or regarding whom I received Confidential Information, for the purpose of providing products or services (“Competitive Products/Services”). “Material Contact” means interaction between me and the customer, client or prospective customer within one (1) year prior to my Separation of Service (as defined in the Performance Award Agreement) which takes place to manage, service or further the business relationship.

This limitation is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information beyond the Non-Solicitation Period.

IV. Assignment of Inventions

I acknowledge and agree that all inventions and all worldwide intellectual property rights that I make, conceive or first reduce to practice (alone or in conjunction with others) during my employment with the Company are owned by the Company that (1) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company whether or not I made, conceived or first reduced the inventions to practice during normal working hours; and (2) involve the use of any time, material, information, or facility of the Company.

V. Partial Invalidity

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be modified, that provision shall be severed from the Agreement and all other provisions shall remain valid and enforceable.

VI. Choice of Law/Integration/Survival

This Agreement and any dispute, controversy or claim which arises under or relates in any way to it shall be governed by the law of the state where the incident(s) giving rise to the dispute or claim arose. This Agreement supersedes any prior written or verbal agreements pertaining to the subject matter herein, and is intended to be a final expression of our Agreement with respect only to the terms contained herein; provided, however, that the employee and customer non-solicitation provisions herein are in addition to, and not in lieu of, any such provisions contained in any prior agreements. There may be no modification of this Agreement except in writing signed by me and an executive officer of the Company. This Agreement shall survive my employment by the Company, inure to the benefit of successors and assigns of the Company, and is binding upon my heirs and legal representatives.

Acknowledgement

I acknowledge that I have read, understand, and received a copy of this Agreement, and will abide by its terms.

[Name of Executive]	Date

End of Form of Performance Share Award Agreement

For Grants on or after February 26, 2013

Form of Restricted Share Rights Award Agreement for Grants on or after February 26, 2013

Brackets identify provisions that may vary depending on the particular grant, grant recipient and/or other relevant factor.

WELLS FARGO & COMPANY

LONG-TERM INCENTIVE COMPENSATION PLAN

RESTRICTED SHARE RIGHTS AWARD AGREEMENT

[table below to be included only if award agreement is not posted on plan administrator’s website]

Name:	Grant Date:
I.D. Number:	Number of RSRs:

1.	Award. To encourage your continued employment with the Company or any Affiliate and to motivate you to help the Company increase stockholder value over the long term, Wells Fargo & Company (the “Company”) has awarded you the number of Restricted Share Rights [if award agreement posted on plan administrator’s website: as set forth on the acknowledgement screen for your grant on this website] [if not posted: indicated above] (the “Award”). Each Restricted Share Right entitles you to receive one share of Wells Fargo & Company common stock (“Common Stock”) contingent upon vesting and subject to the other terms and conditions set forth in the Company’s Long-Term Incentive Compensation Plan (the “Plan”) and this Award Agreement.

2.	Vesting. Except as otherwise provided in this Award Agreement, and subject to the Company’s right to recoup or forfeit all or any portion of this Award and other conditions as provided in this Award Agreement[, including but not limited to the performance conditions in paragraph 8 below,] the Restricted Share Rights will vest according to the following schedule:

[vesting schedule]

Shares of Common Stock in settlement of the RSRs will be issued to you or, in case of your death, your Beneficiary determined in accordance with the Plan. Except for dividend equivalents as provided below, you will have no rights as a stockholder of the Company with respect to your Restricted Share Rights until settlement. Upon vesting, each Restricted Share Right will be settled and distributed as one share of Common Stock except as otherwise provided in the Plan or this Award Agreement.

3.	Termination.
(a)	If you cease to be an Employee due to your death, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Rights granted with respect to dividend equivalents as provided below) will immediately vest upon your date of death and will be settled and distributed to your Beneficiary in shares of Common Stock on the January 2 following the year in which you die or, if January 2 is not a business day, the first business day following that January 2.

(b)	If you have an involuntary Separation from Service for a reason other than for Cause due to:

(1)	application of the Company’s Extended Absence Policy in connection with a Disability,

(2)	your displacement and receipt of an immediate lump sum severance benefit, placement on a Salary Continuation Leave of Absence or placement on another leave of absence associated with your displacement which will result in your receipt of a severance benefit in connection with that leave, or

(3)	the Company or an Affiliate entering into a corporate transaction with another company (the “buyer”) (including a transaction where the buyer acquires all or any portion of the assets, stock or operations of the Company or Affiliate) and pursuant to the terms of the transaction your continuing in employment with the buyer after completion of the corporate transaction, then any unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock within 90 days from your Separation from Service[, subject to the performance conditions in paragraph 8 below].

The terms “Separation from Service” (which is determined by the Company in accordance with Section 409A (as defined in paragraph 11 below)), “Disability” and “Cause” are set forth on Exhibit A to this Award Agreement, which definitions are incorporated by reference herein.

(c)	If you have a Separation from Service for a reason other than Cause that is not addressed in paragraph (b) above and you have satisfied the definition of Retirement under the Plan on your Separation from Service date or following your Separation from Service date you satisfy the definition of Retirement at the end of an approved leave of absence not to exceed six months, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will continue to vest upon the scheduled vesting date as set forth in paragraph 2 above, subject to the conditions and restrictions in paragraphs 7, [8] and 9 below; provided, however, if you die following Retirement, any then unvested Restricted Share Right will vest immediately upon your date of death and will be settled and distributed to your Beneficiary in shares of Common Stock on the January 2 following the year in which you die or, if January 2 is not a business day, the first business day following that January 2.

(d)	If the Affiliate that employs you incurs a Change in Control and you do not continue employment with the Company or another Affiliate of the Company immediately after the Change in Control, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock no later than March 1 of the year immediately following the year in which the Change in Control occurred, subject to the conditions and restrictions in paragraphs 7, [8] and 9 below. Exhibit A to this Award Agreement sets forth the definition of the term “Change in Control,” which definition is incorporated in this Award Agreement by reference.

(e)	If you incur a Separation from Service other than for a reason described in paragraphs (a), (b), (c), and (d) above, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

[alternative Paragraph 3]

3.	Termination.
(a)	If you cease to be an Employee due to your death, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest upon your date of death and will be settled and distributed to your Beneficiary in shares of Common Stock no later than March 1 of the year immediately following the year in which you die.

(b)	If you incur an involuntary termination of employment for a reason other than for Cause due to:

(1)	application of the Company’s Extended Absence Policy in connection with a Disability.

(2)	your displacement and receipt of an immediate lump sum severance benefit, placement on a Salary Continuation Leave of Absence or or placement on another leave of absence associated with your displacement which will result in your receipt of a severance benefit in connection with that leave, or

(3)	the Company or an Affiliate entering into a corporate transaction with another company (the “buyer”) (including a transaction where the buyer acquires all or any portion of the assets, stock or operations of the Company or Affiliate) and pursuant to the terms of the transaction your continuing in employment with the buyer after completion of the corporate transaction, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock within 90 days from your termination of employment[, subject to the performance conditions in paragraph 8 below]. For purposes of this Award, you will be considered to a have a “Disability” if you are receiving income replacement benefits for a period of not less than three months under the Company’s long-term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Award, “Cause” means your termination of employment by the Company arising from or on or after (1) the continued failure by you to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under Wells Fargo’s fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Ethics and Business Conduct, Information Security Policies and Compliance and Risk Management Accountability Policy.

(c)	If the Affiliate that employs you incurs a Change in Control and you do not continue employment with the Company or another Affiliate of the Company immediately after the Change in Control, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately vest and will be settled and distributed to you in shares of Common Stock no later than March 1 of the year immediately following the year in which the Change in Control occurred, subject to the conditions and restrictions in paragraphs 7, [8] and 9 below. For purposes of this Award, “Change in Control” means a change in the ownership or effective control of the Company or the Affiliate that employs you, or in the ownership of a substantial portion of the assets of the Company or the Affiliate that employs you within the meaning of Treas. Reg. section 1.409A-3(i)(5) as determined by the Company.

(d)	If you terminate employment other than for a reason described in paragraphs (a), (b) and (c) above, any then unvested Restricted Share Right awarded hereby (including any Restricted Share Right granted with respect to dividend equivalents as provided below) will immediately terminate without notice to you and will be forfeited.

4.	Dividend Equivalents. [During the period beginning on the Grant Date and ending on the date the applicable Restricted Share Rights vest and are distributed, or are forfeited or cancelled, whichever occurs first, if the Company pays a dividend on the Common Stock, you will automatically receive, as of the payment date for such dividend, dividend equivalents in the form of additional Restricted Share Rights based on the amount or number of shares that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date and, if a cash dividend, the closing price of the Common Stock on the New York Stock Exchange as of the dividend payment date. You will also automatically receive dividend equivalents with respect to such additional Restricted Share Rights, to be granted in the same manner. Restricted Share Rights granted with respect to dividend equivalents will be subject to the same vesting schedule and other terms and conditions as the underlying Restricted Share Rights, including the Company’s right of recoupment or forfeiture, and will be distributed in shares of Common Stock when, and if, the underlying Restricted Share Rights are settled and distributed.][ [During the period beginning on the Grant Date and ending on the date the applicable Restricted Share Rights vest and are distributed, or are forfeited or cancelled, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will receive cash payments based on and payable at approximately the same time as the cash dividend that would have been paid on the Restricted Share Rights had they been issued and outstanding shares of Common Stock as of the record date for the dividend. Cash payments will be net of federal, state and local withholding taxes.] [During the period beginning on the Grant Date and ending on the date the Restricted Share Rights vest and are distributed, or are forfeited or cancelled, whichever occurs first, if the Company pays a cash dividend on the Common Stock, you will not be entitled to receive any dividend equivalents or cash payments in respect of such dividend.]

5.	Tax Withholding. The Company will withhold from the number of shares of Common Stock otherwise issuable hereunder (including with respect to dividend equivalents) a number of shares necessary to satisfy any and all applicable federal, state, local and foreign tax withholding obligations and employment-related tax requirements. In addition, the Company may withhold from your compensation any and all applicable federal, state, local, foreign and employment-related taxes in the event all or a portion of the Restricted Share Rights are treated as taxable prior to or other than on the vesting dates set forth in paragraph 2 above and the number of shares of Common Stock otherwise issuable is insufficient to satisfy such tax withholding obligations and employment-related tax requirements.

6.	Nontransferable. Unless the Committee provides otherwise, (i) no rights under this Award will be assignable or transferable, and neither you nor your Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under this Award, and (ii) the rights and the benefits of this Award may be exercised and received during your lifetime only by you or your legal representative.

7.

Other Restrictions; Amendment. The issuance of Common Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Common Stock may be listed at the time of issuance. Subject to paragraphs 11 and 12 below, the Committee may, in its sole discretion and without your consent, reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of this Award if the Committee deems it necessary or advisable to comply with applicable laws, rules and regulations. This Award is subject to any applicable recoupment or “clawback” policies of the Company, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations.

8.	[Performance Conditions. The Award is fully conditioned on and subject to performance adjustments, which include the right of the Committee to cancel all or any unpaid portion of an Award, if the Committee determines in its sole discretion that:

¡	You engage in misconduct which has or might reasonably be expected to have reputational or other harm to the Company or any conduct that constitutes Cause;
¡	You engage in misconduct or commit a material error that causes or might reasonably be expected to cause significant financial or reputational harm to the Company or your business group;
¡	The Award was based on materially inaccurate performance metrics, whether or not you were responsible for the inaccuracy;
¡	You improperly or with gross negligence, including in a supervisory capacity, fail to identify, escalate, monitor, or manage, in a timely manner and as reasonably expected, risks material to the Company or your business group; or
¡	The Company or your business group suffers a material downturn in its financial performance or suffers a material failure of risk management.

The Committee may consider any factors it determines necessary or appropriate for purposes of making a determination whether a performance adjustment is appropriate and the amount of the adjustment based on the particular facts and circumstances. All determinations by the Committee will be final and binding.]

9.	[Restrictive Covenants. In consideration of the terms of this Award and your access to Confidential Information, you agree to the restrictive covenants and associated remedies as set forth below, which exist independently of and in addition to any obligation to which you are subject under the terms of the Wells Fargo Agreement Regarding Trade Secrets, Confidential Information, Non-Solicitation, And Assignment Of Inventions (the “TSA”):

(a)	Trade Secrets and Confidential Information. During the course of your employment, you will acquire knowledge of the Company’s and/or any Affiliate’s (collectively “WFC”) Trade Secrets and other proprietary information relating to its business, business methods, personnel, and customers (collectively, “Confidential Information”). “Trade Secrets” means WFC’s confidential information, which has an economic value in being secret and which WFC has taken steps to keep secret and you understand and agree that Trade Secrets include, but are not limited to confidentially maintained client and customer lists and information, and confidentially maintained prospective client and customer lists and information. You agree that Confidential Information of WFC is to be used solely and exclusively for the purpose of conducting business on behalf of WFC. You agree to keep such Confidential Information confidential and will not divulge, use or disclose this information except for that purpose. In addition, you agree that, both during and after your employment, you will not remove, share, disseminate or otherwise use WFC’s Trade Secrets to directly or indirectly solicit, participate in or promote the solicitation of any of WFC’s clients, customers, or prospective customers for the purpose of providing products or services that are in competition with WFC’s products or services.

(b)	Assignment of Inventions. You acknowledge and agree that all inventions and all worldwide intellectual property rights that you make, conceive or first reduce to practice (alone or in conjunction with others) during your employment with WFC are owned by WFC that (1) relate at the time of conception or reduction to practice of the invention to WFC’s business, or actual or demonstrably anticipated research or development of WFC whether or not you made, conceived or first reduced the inventions to practice during normal working hours; and (2) involve the use of any time, material, information, or facility of WFC.

(c)	Non-solicitation. If you are currently subject to a TSA, you shall continue to be bound by the terms of the TSA. If you are not currently subject to a TSA, you agree to the following:

For a period of one (1) year immediately following termination of your employment for any reason, you will not do any of the following, either directly or indirectly or through associates, agents, or employees:

i.	solicit, recruit or promote the solicitation or recruitment of any employee or consultant of WFC for the purpose of encouraging that employee or consultant to leave WFC’s employ or sever an agreement for services; or

ii.	to the fullest extent enforceable under the applicable state law, solicit, participate in or promote the solicitation of any of WFC’s clients, customers, or prospective customers with whom you had Material Contact and/or regarding whom you received Confidential Information, for the purpose of providing products or services that are in competition with WFC’s products or services. “Material Contact” means interaction between you and the customer, client or prospective customer within one (1) year prior to your last day as a team member which takes place to manage, service or further the business relationship.

The one-year limitation is not intended to limit WFC’s right to prevent misappropriation of its Confidential Information beyond the one-year period.

(d)	Violation of TSA or Restrictive Covenants. If you breach any of the terms of a TSA and/or the restrictive covenants above, all unvested Restricted Share Rights shall be immediately and irrevocably forfeited. For any Restricted Share Rights that vested within one (1) year prior to the termination of your employment with WFC or at any time after your termination, you shall be required to repay or otherwise reimburse WFC an amount having a value equal to the aggregate fair market value (determined as of the date of vesting) of such vested shares. This paragraph does not constitute the Company’s exclusive remedy for violation of your restrictive covenant obligations, and WFC may seek any additional legal or equitable remedy, including injunctive relief, for any such violation.]

10.	No Employment Agreement. Neither the award to you of the Restricted Share Rights nor the delivery to you of this Award Agreement or any other document relating to the Restricted Share Rights will confer on you the right to continued employment with the Company or any Affiliate. You understand that your employment with the Company or any Affiliate is “at will” and nothing in this document changes, alters or modifies your “at will” status or your obligation to comply with all policies, procedures and rules of the Company, as they may be adopted or amended from time to time.

11.	[Section 409A. This Award is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations or other binding guidance thereunder (“Section 409A”). Accordingly, all provisions included in this Award, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan or this Award Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict; provided, however, that the Company makes no representation that the Award is exempt from or complies with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award.]

12.	Six-month Delay. Notwithstanding any provision of the Plan or this Award Agreement to the contrary, if, upon your Separation from Service with the Company for any reason, the Company determines that you are a “Specified Employee” as defined in Section 409A and in accordance with the definition set forth on Exhibit A to this Award Agreement, which definition is incorporated by reference herein, your Restricted Share Rights, if subject to settlement upon your Separation from Service and if required pursuant to Section 409A, will not settle before the date that is the first business day following the six-month anniversary of such Separation from Service, or, if earlier, upon your death.

13.	[Stock Ownership Provision. If you are an Executive Officer of the Company or a member of its Operating Committee, as a condition to receiving this Award, you agree to hold, while employed by the Company or any Affiliate and for a period of one year after your Retirement, shares of Common Stock equal to at least 50% of the after-tax shares of Common Stock (assuming a 50% tax rate) acquired upon vesting and settlement of this Award. If you are not an Executive Officer or member of the Operating Committee, you are expected to hold that number of shares while employed by the Company or any Affiliate.]

14.	Severability and Judicial Modification. If any provision of this Award Agreement is held to be invalid or unenforceable under pertinent state law or otherwise or Wells Fargo elects not to enforce such restriction, including but not limited to paragraph 9(c)ii, the remaining provisions shall remain in full force and effect and the invalid or unenforceable provision shall be modified only to the extent necessary to render that provision valid and enforceable to the fullest extent permitted by law. If the invalid or unenforceable provision cannot be, or is not, modified, that provision shall be severed from the Award Agreement and all other provisions shall remain valid and enforceable.

15.	Additional Provisions. This Award Agreement is subject to the provisions of the Plan. Capitalized terms not defined in this Award Agreement are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern. Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

16.	Applicable Law. This Award Agreement and the award of Restricted Share Rights evidenced hereby will be governed by, and construed in accordance with the laws of the state of Delaware (without regard to their choice-of-law provisions), except to the extent Federal law would apply.

17.	Electronic Delivery and Acceptance. The Company is electronically delivering documents related to current or future participation in the Plan and is requesting your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through the current plan administrator’s on-line system, or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

[Insert requirement to acknowledge and accept grant terms]

Exhibit A

[Certain Definitions

Separation from Service

A Participant’s “Separation from Service” occurs upon his or her death, retirement or other termination of employment or other event that qualifies as a “separation from service” under Internal Revenue Code Section 409A and the applicable regulations thereunder as in effect from time to time. The Company shall determine in each case when a Participant’s Separation from Service has occurred, which determination shall be made in a manner consistent with Treasury Regulation Section 1.409A-1(h). The Company shall determine that a Separation from Service has occurred as of a certain date when the facts and circumstances indicate that the Company (or an Affiliate, if applicable) and the Participant reasonably anticipate that, after that date, the Participant will render no further services, or the Participant’s level of bona fide services (either as an employee or independent contractor) will permanently decrease to a level that is 20% or less than the average level of the Participant’s bona fide services (either as an employee or independent contractor) previously in effect for such Participant over the immediately preceding 36-month period (or the Participant’s entire period of service, if the Participant has been providing services for less than 36 months).

The following presumptions shall also apply to all such determinations:

(1)	Transfers. A Separation from Service has not occurred upon the Participant’s transfer of employment from the Company to an Affiliate or vice versa, or from an Affiliate to another Affiliate.

(2)	Medical leave of absence. Where the Participant has a medical leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, and he or she has not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the earlier of: (A) the first day on which the Participant would not be considered “disabled” under any disability policy of the Company or Affiliate under which the Participant is then receiving a benefit; or (B) the first day on which the Participant’s medical leave of absence period exceeds 29 months.

(3)	Military leave of absence. Where the Participant has a military leave of absence, and he or she has not returned to employment with the Company or an Affiliate, a Separation from Service has occurred on the day next following the last day on which the Participant is entitled to reemployment rights under USERRA.

(4)	Salary continuation leave. A Separation from Service has occurred on the first day of the Participant’s salary continuation leave taken under the Company’s salary continuation leave program.

(5)	Other leaves of absence. In the event that the Participant is on a bona fide leave of absence, not otherwise described in this definition, from which he or she has not returned to employment with the Company or an Affiliate, the Participant’s Separation from Service has occurred on the first day on which the Participant’s leave of absence period exceeds six months or, if earlier, upon the Participant’s termination of employment (provided that such termination of employment constitutes a Separation from Service in accordance with the last sentence of the first paragraph of this definition).

(6)	Asset purchase transaction. If, in connection with the sale or other disposition of substantial assets (such as a division or substantially all assets of a trade or business) of the Company or an Affiliate to an unrelated buyer, the Participant becomes an employee of the buyer or an affiliate of the buyer upon the closing of or in connection with such transaction, a Separation from Service has not occurred if the Company and the buyer have specified that such transaction will not, with respect to any individual affected by such transaction who becomes an employee of the buyer or an affiliate, be considered a “separation from service” under Treasury Regulation Section 1.409A-1(h), and such specification meets the requirements of Treasury Regulation Section 1.409A-1(h)(4).

Specified Employee

A “Specified Employee” means:

(1)	Any Participant who is a “key employee” under Internal Revenue Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Internal Revenue Code Section 416(i)(5)) at any time during the 12-month period ending on the specified employee identification date. For purposes of determining “key employee” status under Internal Revenue Code Section 416(i)(1)(A)(i), except as required under such provision and the regulations thereunder, the term “officer” shall refer to an employee of the Company or an Affiliate with the title Senior Vice President or above, and

(2)	Any participant who served as a member of the Company’s Management Committee at any time during the 12-month period ending on the specified employee identification date.

For purposes of applying Internal Revenue Code section 409A, the “specified employee identification date” is each December 31. Any person described in (1) or (2) above on a specified employee effective date shall be treated as a Specified Employee for the entire 12-month period beginning on the following April 1.

Notwithstanding the above, in the event of a corporate transaction to which the Company or an Affiliate is a party, the Company may, in its discretion, establish a method for determining Specified Employees pursuant to Treasury Regulation Section 1.409A-1(i)(6).

Disability

You will be considered to have a “Disability” if you are receiving income replacement benefits for a period of not less than three months under the Company’s long-term disability plan as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Cause

“Cause” means your termination of employment by the Company arising from or on or after (1) the continued failure by you to substantially perform your duties; (2) your conviction of a crime involving dishonesty or breach of trust, conviction of a felony, or commission of any act that makes you ineligible for coverage under Wells Fargo’s fidelity bond or otherwise makes you ineligible for continued employment; or (3) your violation of the Company’s policies, including but not limited to Wells Fargo’s Code of Ethics and Business Conduct, Information Security Policies and Compliance and Risk Management Accountability Policy.

Change in Control

“Change in Control” means a change in the ownership or effective control of the Company or the Affiliate that employs you, or in the ownership of a substantial portion of the assets of the Company or the Affiliate that employs you within the meaning of Treas. Reg. section 1.409A-3(i)(5) as determined by the Company.]

End of Form of Restricted Share Rights Award Agreement

For Grants on or after February 26, 2013